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                                                                EXHIBIT 10.(xi)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made as of January 1, 1995 ("Effective Date"), by and between NEVADA MANHATTAN MINING INCORPORATED, a Nevada corporation doing business in California (the "Company"), and CHRISTOPHER D. MICHAELS, an individual residing in California (the "Employee").

1.       EMPLOYMENT

         The Company hereby employs Employee to render services subject to the terms, conditions and provisions of this Agreement. Employee shall serve in the position of and have the title "President". Employee shall render such services principally at such places in Calabasas, California and other applicable locations in the State of California deemed appropriate by the Board of Directors of the Company (the "Board"); Employee shall not be required to perform substantial services outside of the State of California without his consent.

2.       ACCEPTANCE OF EMPLOYMENT

         Employee hereby accepts employment by the Company and agrees to render services as President of the Company subject to the terms, conditions and provisions of this Agreement.

3.       TERM

         Notwithstanding the date on which this Agreement is actually executed by the Company and Employee or the date on which Employee is actually appointed President, the term of this Agreement shall begin as of the Effective Date, and shall continue until December 31, 1997 (the "End Date"), unless further extended or sooner terminated as herein provided.

4.       DUTIES

         4.1 DUTIES AND AUTHORITY. Employee shall perform such duties and have such authority as President of the Company as provided by the Articles of Incorporation and Bylaws of the Company and as may be determined from time to time by the Board consistent therewith and with such position and title. Employee shall report to the Board.

         4.2 EMPLOYMENT. Employee shall devote substantially all of his business time and effort during normal business hours to the Company. For purposes of this Agreement, "business time" shall mean, on the average, forty
(40) hours per week.

         4.3 INSURANCE. Employee hereby grants the Company permission to buy "key man" life insurance on Employee's life.





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5.       COMPENSATION

         5.1 SALARY; STOCK OPTION; EXPENSE REIMBURSEMENT; BENEFITS. In consideration for the services to be rendered by Employee and in complete discharge of the Company's salary obligations hereunder, the Company shall pay or grant to Employee, as the case may be, and Employee shall accept from the Company the following (subject to all withholding requirements which may be imposed by applicable federal, state or local authorities):

                 5.1.1 an annual salary equal to the existing annual salary now payable by the Company to Employee, payable in accordance with the Company's regular payroll schedule. On each anniversary of the Effective Date, the Board will review Employee's annual salary and decide on a potential salary increase, or, in the event of a significant decrease in cash flow of the Company, salary decrease, for the year following such anniversary; provided that in no event shall Employee's annual salary under this Section 5.1.1 be reduced for any year by an amount equal to more than twenty percent (20%) of such salary for the immediately preceding year;

                 5.1.2 the right to purchase Nine Hundred Thousand (900,000) shares of common stock in the Company (the "Shares") exercisable, in whole or in part, at any time during the term of this Agreement, as same may be modified or extended. The purchase price for the Shares shall be as follows: the first Three Hundred Thousand (300,000) Shares may be purchased at the price of One Dollar ($1.00) per Share; the next Three Hundred Thousand (300,000) Shares may be purchased at the price of One and 50/100 Dollars ($1.50) per Share; and the remaining Three Hundred Thousand (300,000) Shares may be purchased at the price of Two Dollars ($2.00) per Share. The options granted pursuant to this Section 5.1.2 shall be exercised, if at all, by written notice (the "Notice") given by Employee to the Company in the manner provided herein. The Notice shall state the number of Shares with respect to which the option is being exercised. The Notice shall specify a date which is not less than five
(5) nor more than fifteen (15) days after the date of the Notice, on which date payment shall be made for the Shares being purchased. Employee shall pay the purchase price for the Shares either in cash or by the issuance of one or more promissory notes executed by Employee in favor of the Company payable over a period not to exceed five (5) years from the date of the Notice, with interest payable on the principal balance at the "applicable federal rate" (i.e., the lowest rate necessary to avoid the imputation of interest under applicable provisions of the Internal Revenue Code of 1986, as amended). Upon receipt of full payment for the Shares or Employee's promissory note(s), the Company shall deliver to Employee a certificate representing the number of Shares so purchased. The Company shall pay a cash bonus to Employee in an amount sufficient to pay or reimburse Employee for the amount of any income tax payable with respect to the issuance of the foregoing stock option or any exercise thereof; provided, however, that nothing in this Agreement shall obligate the Company to pay or reimburse Employee for all or any portion of any tax liability arising from Employee's sale, exchange or other disposition of any of the Shares. The options granted pursuant to this Section 5.1.2 are non-qualified options and are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Upon the termination of Employee's employment with the Company, whether or not such employment is pursuant to this Agreement or an extension or modification of this Agreement, all unexercised options shall





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be immediately forfeited; provided, however, if Employee's employment is terminated by the Company other than for cause, Employee or his legal representative may exercise the option to purchase the Shares as provided herein for a period of ninety (90) days following the date of such termination.

                          5.1.2.1 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION;
STOCK SPLITS AND SIMILAR EVENTS. Subject to any required action by the Board and the Company's shareholders and Section 26 hereof, the number of Shares covered by the option granted under Section 5.1.2 and the exercise price of such option shall be proportionately adjusted for any increase or decrease in the number of shares of common stock of the Company issued and outstanding between the effective date hereof and on the date of exercise of the option.

                          5.1.2.2 MERGERS AND ACQUISITIONS.  Subject to any
required action by the Board and the Company's shareholders, in the event of a merger or consolidation, the option granted under Section 5.1.2 shall pertain and apply to the securities to which a holder of the number of Shares subject to the unexercised portion of such option would have been entitled.

                 5.1.3 reimbursement on a monthly basis for all reasonable expenses incurred by Employee in connection with the performance of his duties under this Agreement, provided that such expenses are documented and approved by the Company in each instance, which approval shall not be unreasonably withheld;

                 5.1.4 such fringe benefits (including but not limited to paid vacations and participation in medical insurance plans and employee benefit plans) as now are, or hereafter may become, generally available to all executive officers of the Company; and

                 5.1.5 such other benefits (if any) as may be authorized from time to time by the Board.

         5.2     BONUSES. Subject to the provisions and limitations of this
Section 5.2, Employee shall be entitled to receive, in addition to the compensation and benefits set forth in Section 5.1 hereof, a merit bonus ("Merit Bonus") in the amount calculated under the formula and subject to the conditions and restrictions set forth in this Section. The amount of the Merit Bonus, if any, payable to Employee shall be calculated within fifteen (15) days after the preparation of the Company's financial statements for each fiscal year ending during the term of this Agreement and shall be paid to Employee within ten (10) days after the date of calculation of the amount of the Merit Bonus.





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         5.2.1   AMOUNT OF BONUS.  The amount of the Merit Bonus shall be
determined on the basis of the Company's operating cash flow for each fiscal year ending during the term of this Agreement. The amount of the Merit Bonus shall be determined as follows:

                 Amount of Cash Flow                                         Amount of Merit Bonus
                 $1,000,000, or more, and less than $2,000,000               25% of base salary

                 $2,000,000, or more, and less than $3,000,000               50% of base salary

                 $3,000,000 or more                                          75% of base salary

For purposes of calculating the amount of the Merit Bonus, the term "base salary" shall be the annual salary under Section 5.1.1 hereof for the fiscal year with respect to which the Merit Bonus is payable.

         5.2.2 PRORATION. In the event of the termination of this Agreement other than by the Company for cause or by Employee without cause, the Company shall pay to Employee a Merit Bonus with respect to the portion of the fiscal year in which such termination occurs during which this Agreement was in effect. The amount of the Merit Bonus so payable shall be determined as follows:

                 A. At the end of the fiscal year during which this Agreement is terminated, the Company shall calculate (i) its cash flow for such fiscal year and (ii) the amount of the Merit Bonus that would have been payable under Section 5.2.1 had the Agreement continued in effect during the entire fiscal year. For purposes of calculating such Merit Bonus, the base salary shall be deemed to be the base salary that would have been paid had the Agreement continued in effect during the entire fiscal year.

                 B. The amount of the Merit Bonus payable under this Section shall be equal to the product obtained by multiplying the amount determined under Section 5.2.2.A by a fraction, the numerator of which is the whole number of weeks during such fiscal year prior to the termination of this Agreement, and the denominator of which is fifty-two (52).

         5.2.3 PROCEDURE. The Company shall calculate its cash flow in accordance with generally accepted accounting principles consistently applied. The Company shall not take any action which would adversely affect the calculation or amount of the Merit Bonus.

6.       COVENANT

         Employee shall not, at any time during the term of this Agreement engage, directly or indirectly, as a principal, partner, director or officer of, in any business competitive with the Company's Business (as that term is hereinafter defined); provided, however, notwithstanding the foregoing, Employee may hold up to five percent (5%) equity interest in an entity engaged in a business competitive with the Company's Business without violating the restrictions of this





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Section merely by reason of such ownership.  For purposes of this Agreement, the term "Company's Business" shall mean gold and other mineral mining, exploration and development as carried on by the Company during the term of this Agreement.

7.       TERMINATION OF EMPLOYMENT

         7.1 TERMINATION. Employee's employment under this Agreement may be terminated as follows:

                 7.1.1 PERMANENT DISABILITY OF EMPLOYEE. In the event of Employee's Permanent Disability, the Company may terminate Employee's employment under this Agreement by giving Employee written notice of the Board's resolution to do so. For purposes of this Agreement, "Permanent Disability" shall mean Employee's inability to substantially perform his usual and customary duties for the Company as a result of any physical or mental impairment, as medically determined by Employee's personal physician, which inability lasts for a continuous period of not less than four (4) consecutive months. Notwithstanding the Company's termination of Employee's employment pursuant to this Section 7.1.1, after such termination: (a) the Company shall be obligated to pay to Employee through and including the End Date (determined without regard to the Company's termination of Employee's employment pursuant to this Section 7.1.1), the salary otherwise payable to Employee pursuant to
Section 5.1.1 hereof, except that the Company shall not reduce such salary for any reason, (b) through and including the End Date (determined without regard to the Company's termination of Employee's employment pursuant to this
Section 7.1.1), the Company and Employee shall be subject to and bound by all of the terms and provisions of this Agreement excepting only Sections 4, 5.1.4, 5.1.5, 5.2, and 8, the parties' obligations and rights under which shall terminate simultaneously with such termination of employment.

                 7.1.2 TERMINATION FOR CAUSE. In the event "Cause" exists, the Company may terminate Employee's employment under this Agreement by giving Employee written notice of the Board's resolution to do so. For purposes of this Agreement, the Company shall be deemed to have "Cause" in the event that Employee (i) is convicted of or admits in writing to committing theft, fraud, or embezzlement against the Company, or (ii) substantially fails to reasonably perform his material duties required to be performed under Section 4.1 of this Agreement for a reason or reasons other than Employee's death or disability; provided, however, that prior to the Company's termination of Employee's employment pursuant to this subparagraph 7.1.2(ii), the Company shall have first given Employee written notice of such failure, describing in detail the nature thereof and all material related facts, and Employee shall have not substantially cured such failure within sixty (60) days following Employee's receipt of such written notice, and if not cured within such sixty-day period, the Company shall have given Employee a second written notice of such material breach and Employee shall have failed to substantially cure such failure within thirty (30) days following Employee's receipt of such second written notice; provided, however, that if it is not practicable to cure such failure, or if such failure is not reasonably susceptible of being cured, within such sixty-day or thirty-day period, as the case may be, then such time period shall be extended to the extent required. If Employee shall have cured such failure prior to the expiration of such sixty-day period, thirty-day period or extended period, as the case may be, then the Company shall not be entitled to





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terminate Employee's employment hereunder on the basis thereof.  Termination of
Employee's employment pursuant to this Section 7.1.2 shall constitute a termination of this Agreement.

         7.2 TERMINATION BY EMPLOYEE. Employee may terminate his employment hereunder and this Agreement at any time, with or without cause, by giving the Company ninety (90) days' prior written notice of Employee's intent to do so. At the end of such 90-day period the Company's obligations to Employee and Employee's obligations to the Company under this Agreement shall cease, except (i) as otherwise expressly provided elsewhere herein and (ii) with respect to amounts owed by the Company to Employee as of such ninetieth
(90th) day.

         7.3 TERMINATION UPON EMPLOYEE'S DEATH. This Agreement shall automatically terminate upon Employee's death and as of the date of such death the Company's obligations to Employee and Employee's obligations to the Company under this Agreement shall cease, except (i) as otherwise expressly provided elsewhere herein and (ii) with respect to amounts owed by the Company to Employee as of date.

8.       SEVERANCE COMPENSATION

         8.1 CASH COMPENSATION. In the event that, during the term of this Agreement, there is a Change in Control, as that term is defined in Section 9 hereof, and upon or within the twelve (12) months immediately subsequent to such Change in Control, (i) Employee's employment is terminated by the Company other than for Cause as that term is defined in Section 7.1.2 hereof, or (ii) Employee's compensation, duties, status, title, and/or reporting responsibilities are substantially modified and Employee terminates his employment pursuant to Section 7.2 hereof, then, the Company shall pay to Employee in cash within ten (10) days of such termination of employment, as severance compensation, an amount equal to the product determined by multiplying Employee's highest monthly salary, as established pursuant to
Section 5.1.1 hereof during the term of this Agreement, by thirty-six (36).

         8.2 OPTIONS. Employee is hereby granted an option to acquire, at any time on or within sixty (60) days after the occurrence of a Change in Control, as that term is defined in Section 9 hereof, up to that number of shares as equals, immediately prior to giving effect to the exercise of such option, twenty-five percent (25%) of the number of then outstanding shares of stock of the Company at a purchase price of five cents ($0.05) per share. The Company shall pay a cash bonus to Employee in an amount sufficient to pay or reimburse Employee for the amount of any income tax payable with respect to the issuance of the foregoing stock option or any exercise thereof; provided, however, that nothing in this Agreement shall obligate the Company to pay or reimburse Employee for all or any portion of any tax liability arising from Employee's sale, exchange or other disposition of any of the shares purchased upon exercise of said option.

9.       CHANGE IN CONTROL

         A change in control of the Company shall be deemed to occur upon the happening of any of the following:





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         9.1     The Company sells substantially all of its assets to a single purchaser or to a group of associated purchasers in a single transaction or series of related transactions;

         9.2 Shares of the Company's outstanding capital stock constituting more than twenty percent (20%) of the voting power of the Company's outstanding capital stock are sold, exchanged, or otherwise disposed of in one transaction or in a series of related transactions; or

         9.3 The Company is a party to a merger or consolidation in which the Company is not the surviving entity or the Company's shareholders receive shares of capital stock of the new or continuing corporation constituting less than eighty percent (80%) of the voting power of the new or continuing corporation.

The Change in Control shall be deemed to occur as of the date of the closing of the applicable transaction described above.

10.      EFFECT OF TERMINATION

         Unless otherwise specifically provided in this Agreement, in the event of the termination of this Agreement, the Company and the Employee shall be released and discharged of any from all obligations under this Agreement except for the obligations of the Company (i) to pay to Employee monies due and owing to Employee (a) with respect to services performed prior to the date of termination of this Agreement and (b) pursuant to Sections 7 and 8 hereof, and
(ii) to issue Shares to Employee upon the exercise of the options granted in Sections 5.1.2 and 8.2.

11.      ASSIGNMENT

         11.1 BY EMPLOYEE. Employee may assign his rights and delegate his duties hereunder to a corporation or other business entity in which Employee owns at least eighty percent (80%) of all voting and equity interests in such corporation or business entity with the prior consent of the Company, which consent shall not be unreasonably withheld. It shall be reasonable for the Company to require, as a condition to its consent, for Employee to guarantee the assignee corporation's or entity's performance of all of its duties under this Agreement.

         11.2 BY THE COMPANY. The Company may assign this Agreement and grant its rights hereunder in whole or in part to any affiliate, subsidiary or parent of the Company, to its successor or successors, or to a corporation with which it may be merged, consolidated, or combined, or to a corporation which may acquire all or a major portion of the Company's assets; provided that no such assignment shall be effective unless and until any such assignee shall expressly assume all of the Company's obligations hereunder.

12.      SUCCESSORS

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.





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13.      CONFIDENTIALITY

         Employee shall not, either during the term of this Agreement or for a period of one (1) year thereafter, except in the course of his performance of services under this Agreement, use or divulge, publish or disclose to any person, firm or corporation whomsoever any confidential information of the Company or any of its subsidiaries or affiliates which he has heretofore received or obtained or hereafter receives or obtains during the term of this Agreement, in relation to (i) the earnings, profits, costs, expenses or other financial aspects of the Company or any of its subsidiaries or affiliates, (ii) the clients, customer lists, or marketing practices of the Company or any of its subsidiaries or affiliates, or (iii) any other confidential information of the Company or of any of its subsidiaries or affiliates. The term "confidential information" shall mean all that information which here or hereafter is not generally known and which is confidential or proprietary to the Company, any of its subsidiaries or affiliates. Immediately upon termination of his employment hereunder Employee shall return to the Company all records, files, documents and other materials (in whatever form or media) and all copies thereof, which contain any confidential information of the Company.

14.      INJUNCTIVE RELIEF

         Employee hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages for a breach or threatened breach of any of the provisions of Sections 4.2, 6 or 13 hereof. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of Sections 4.2, 6 and 13 hereof and that such relief may be granted without the necessity of proving actual damages. The foregoing provision with respect to injunctive relief shall not, however, prohibit the Company from pursuing any other rights or remedies available to the Company for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee or any third parties.

15.      NOTICES

         Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail with return receipt requested, addressed as follows:


If to the Company, to:                     Nevada Manhattan Mining Incorporated
                                           5038 N. Parkway Calabasas, Suite 100
                                           Calabasas, California 91302
                                           Attn:   Senior Vice President

If to the Employee, to:                    Christopher D. Michaels

                                           ______________________________
                                           ______________________________





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or at such other address as such party may from time to time designate in writing. Any notice shall be deemed delivered when given, if personally served, and five (5) business days after mailing, if mailed.

16.      WAIVERS

         All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to limit or exclude any other rights or remedies which the parties hereto may have. Neither party hereto shall be deemed to waive any rights or remedies under this Agreement unless such waiver is in writing and signed by such party. No delay or omission on the part of either party hereto in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

17.      SEVERABILITY

         If any provision or portion thereof of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given and continue in full force and effect.

18.      SECTION HEADINGS

         Section headings contained in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or modify the provisions of this Agreement.

19.      SURVIVAL OF CERTAIN PROVISIONS

         Notwithstanding anything to the contrary contained herein, in the event of any termination of this Agreement, and not in limitation of the rights of the parties as provided elsewhere herein, it is expressly agreed that the Company shall retain all of its rights under Sections 6, 13 and 14 hereof, and Employee shall retain all of his rights under Sections 5.1.2, 5.2.2, 7.1.1, 8 and 10 hereof.

20.      AUTHORIZED REPRESENTATIVE OF COMPANY

         Although Employee is an officer of the Company, any and all actions and decisions to be taken or made by the Company under this Agreement or with respect to the employment relationship described in this Agreement, and any and all consents, approvals and agreements permitted or required to be given or made on the part of the Company under this Agreement, shall be made and accomplished by the Company only through the actions taken, in writing, of its Senior Vice President or such other person or persons as the Board may from time to time designate.





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21.      ARBITRATION

         Any controversy or claim between the Company and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement shall be settled by arbitration conducted in the County of Los Angeles in accordance with, and by an arbitrator appointed pursuant to, the Rules of the American Arbitration Association in effect at the time, and judgment upon the award rendered pursuant thereto may be entered in any court having jurisdiction hereof, and all rights or remedies of the parties hereto to the contrary are hereby expressly waived. Prior arbitration pursuant to the provisions of this Section 21 and an award pursuant thereto shall be a condition precedent to the bringing of any action, suit or proceeding by any party subject to this Agreement. The cost of conducting the arbitration proceeding, including each party's attorneys' fees, shall be borne by the losing party or in such proportions as the arbitrator decides.

22.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto, and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, either oral or written, between or among any of the parties relating to the subject matter of this Agreement which are not fully expressed herein.

23.      AMENDMENT

         This Agreement may be amended only in writing duly executed by all of the parties hereto.

24.      GOVERNING LAW

         All questions with respect to the construction of this Agreement and the rights and liabilities of the parties with respect thereto shall be governed by the laws of the State of California.

25.      INTERPRETATION

         Each of the parties to this Agreement has been represented by independent legal counsel. Therefore, the nominal rule of construction that an agreement shall be interpreted against the drafting party shall not apply. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Agreement.

26.      SHARE REFERENCES

         All references in Section 5.1.2 of this Agreement to a number of shares of common stock of the Company, the price per share at which any shares of common stock of the Company are to be purchased, or the exercise price of any options or other rights to acquire any shares of common stock of the Company assume that the Company has completed the 1-





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for-10 reverse stock split presently contemplated by the Company.  In the event that the Company does not effect such reverse stock split or the reverse stock split is effected at a ratio other than 1-for-10, all such references to a number of shares of common stock, the purchase price per share and the exercise price per share shall be appropriately adjusted.

         IN WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the day and year first above written.

"COMPANY":                                     "EMPLOYEE":
__________                                     ___________

NEVADA MANHATTAN MINING
INCORPORATED,   a Nevada corporation

By:  /s/  JEFFREY KRAMER                       /s/  CHRISTOPHER D. MICHAELS
    ---------------------------------          ---------------------------------
Jeffrey Kramer, Senior Vice President          Christopher D. Michaels













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